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                                                                      EXHIBIT 21

Subsidiaries of the Registrant
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American Ash Recycling of Tennesee, Limited Partners, a Florida Limited
Partnership (60% owned)

Data Destruction Services, Inc., a Maine Corporation

I. Zaitlin and Sons, Inc., a Maine Corporation

K-C International, Ltd., an Oregon Corporation

KTI Ash Recycling, Inc., a Delaware Corporation

KTI Ash Recycling of New England, Ltd., a Florida Limited Partnership (60% owned by KTI Ash Recycling, Inc. and 40% owned by KTI Specialty Waste Services, Inc., the General Partner)

KTI Bio Fuels, Inc., a Maine Corporation (100% owned subsidiary of Kuhr)

KTI Environmental Consulting, Inc., a Delaware Corporation

KTI Environmental Group, Inc., a New Jersey Corporation

KTI Limited Partners, Inc., a Delaware Corporation

KTI Operations, Inc., a Delaware Corporation

KTI Recycling, Inc., a Delaware Corporation

KTI Recycling of New England, Inc., a Delaware Corporation

KTI Recycling of New Jersey, Inc., a Delaware Corporation

KTI Recycling of Illinois, Inc., a Delaware Corporation

KTI Specialty Waste Services, Inc., a Maine Corporation

KTI Transportation Services, Inc., a Maine Corporation

Kuhr Technologies, Inc., a New Jersey Corporation

Maine Energy Recovery Company Limited Partnership, a Maine Limited Partnership (a 10% owned subsidiary of Kuhr (and general partner) and a 64.15% owned subsidiary of the Registrant)

Manner Resins, Inc., a Maryland Corporation

Orrington Waste, Ltd, an Oregon Partnership (83.33% owned)

Penobscot Energy Recovery Company, Limited Partnership, a Maine Limited Partnership (a 64.29% owned limited partner of PERC Management Company Limited Partnership and 7% General Partner)

PERC, Inc., a Delaware Corporation (a 100% owned subsidiary of Kuhr)

PERC Power Management Company, a Maine Limited Partnership (a 87.3% owned subsidiary of Kuhr and a 12.7% owned subsidiary of the Registrant)

Power Ship Transport, Inc., a Delaware Corporation

Seaglass, Inc., a Delaware Corporation (80% owned)

Specialties Environmental Management Company, a Maine limited liability company (55% owned)

Timber Energy Resources, Inc., a Texas Corporation

Total Waste Management Corporation, a New Hampshire Corporation

Vel-A-Tran Recycling, Inc., a Massachusetts Corporation




All subsidiares are 100% owned, unless otherwise indicated above.